Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-106441, 333-98765, 333-62868, 333-38072, 333-33946, 333-91451, 333-88719, 333-85031, 333-53153, 333-52349, 333-52347, 333-52345, 333-116661) and Form S-3 (No. 333-85628) of our reports dated February 28, 2005 with respect to the consolidated financial statements and schedule of Visual Networks, Inc. and management’s annual report on internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2004.

Grant Thornton LLP

Vienna, Virginia

February 28, 2005

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